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                                                                     Exhibit 4.4

                            COX COMMUNICATIONS, INC.

                                       and

                              THE BANK OF NEW YORK

                                     Trustee

                              ---------------------

                          SIXTH SUPPLEMENTAL INDENTURE

                             Dated as of May 5, 2003

                              ---------------------

                           Supplementing the Indenture
                            dated as of June 27, 1995

                              --------------------

      Amending the Second Supplemental Indenture dated as of March 14, 2000 and amending the terms of a series of Debt Securities designated
                3% Exchangeable Subordinated Debentures due 2030

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         SIXTH SUPPLEMENTAL INDENTURE, dated the 5th day of May, 2003, between
COX COMMUNICATIONS, INC., a corporation existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 27, 1995 (the "Original Indenture") providing for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series ("Debt Securities");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of March 14, 2000 (the "Second Supplemental Indenture", and together with the Original Indenture, the "Indenture") and, in the exercise of the power and authority conferred upon and reserved to the Company under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, the Company established a series of Debt Securities designated as the "3% Exchangeable Subordinated Debentures due 2030" under the Indenture in an aggregate original principal amount of up to $335,366,000 (the "Debentures");

         WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish or amend in certain respects the terms of Debt Securities of any series, such as the Debentures, as permitted by Sections 2.01 and 2.03 of the Original Indenture;

         WHEREAS, the Company, and the Trustee desire to enter into this Sixth Supplemental Indenture to the Original Indenture to amend certain sections of the Second Supplemental Indenture to terminate the Company's right to pay any portion or all of the Exchange Market Value of the Reference Shares in Reference Shares; and

         WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid indenture and agreement according to its terms have been and, upon execution hereof, will be done.

         NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the terms of the Debentures and for and in consideration of the premises and of the covenants contained in the Original Indenture and the Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


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                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

         Section 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture or the Second Supplemental Indenture shall have the meaning specified in the Original Indenture or the Second Supplemental Indenture unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

         Section 102. Section References.

         Each reference to a particular section set forth in this Sixth Supplemental Indenture shall, unless context otherwise requires, refer to this Sixth Supplemental Indenture.

         Section 103. Reference Shares Eligibility Date.

         The defined term "Reference Shares Eligibility Date" is deleted in its entirety from Section 101 of the Second Supplemental Indenture.

         Section 104. Conflict with Original Indenture.

         Section 103 of the Second Supplemental Indenture is hereby amended by adding the following at the end thereof:

                           "To the extent that any of the terms set forth in the
                  Sixth Supplemental Indenture shall conflict with any of the terms of the Original Indenture or the Second Supplemental Indenture, the terms of the Sixth Supplemental Indenture shall be controlling with respect to the Debentures."

                                  ARTICLE TWO

                        TITLE AND TERMS OF THE SECURITIES

         Section 201. Stated Maturity.

         (a) Clause (b) of Section 204 of the Second Supplemental Indenture is hereby amended and superceded in its entirety by the following:

                           "(b) Not less than 30 Business Days prior to the
                  Stated Maturity of the principal of the Debentures, the Company shall issue a press release and provide it to DTC for dissemination through the DTC broadcast facility stating that the Company will deliver, or cause to be delivered, cash in exchange for any Debentures submitted for exchange, in accordance with Section 209, from the date of such notice through 5:00 p.m., New York


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                  City time, on the Trading Day next preceding such Stated
                  Maturity."

         Section 202.  Exchange of Debentures.

         (a) Clause (b) of Section 209 of the Second Supplemental Indenture is hereby amended and superceded in its entirety by the following:

                           "(b) The Company shall pay 100% of the Exchange
                  Market Value of the Reference Shares attributable to each Debenture, in cash. Such payment or delivery will be made as promptly as practicable, but in any event within ten Trading Days after the date of determination of the Exchange Market Value."

         (b) Clause (d) of Section 209 of the Second Supplemental Indenture is hereby amended and superceded in its entirety by the following:

                           "(d) As soon as practicable on each Trading Day
                  following receipt by the Exchange Agent of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the principal amount of Debentures which has been tendered. When the Exchange Market Value has been determined, the Company shall deliver an Officers' Certificate to the Trustee setting forth the exact amount to be paid to the tendering Holder and shall deposit such amount with the Exchange Agent. Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the cases of Debentures that are held in certificated form, as directed by the tendering Holder."

         Section 203.  Distribution of Reference Shares or Other Securities.

         (a) Clause (a) of Section 210 of the Second Supplemental Indenture is hereby amended by deleting the words "in respect of the transfer and delivery of References Shares or" from the second line thereof.

         (b) Clause (b) of Section 210 of the Second Supplemental Indenture is hereby amended by deleting the words "any Reference Shares or" from the first line thereof.


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                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         Section 301. No Representations.

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Sixth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Section 302. Ratification of Original Indenture and Second Supplemental Indenture; Sixth Supplemental Indenture Controls.

         The Original Indenture, as supplemented by the Second Supplemental Indenture and this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixth Supplemental Indenture shall supersede the provisions of the Original Indenture and the Second Supplemental Indenture to the extent either the Original Indenture or the Second Supplemental Indenture is inconsistent herewith.

         Section 303. Governing Law.

         This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         Section 304. Severability.

         If any provision in the Original Indenture, the Second Supplemental Indenture or this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 305. Counterparts.

         This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Sixth
Supplemental Indenture to be duly executed as of the day and year first above written.


                           COX COMMUNICATIONS, INC.




                           By:   /s/  Jimmy W. Hayes
                               ---------------------------------------------
                                 Name:     Jimmy W. Hayes
                                 Title:    Executive Vice President, Finance
                                           and Chief Financial Officer



                           THE BANK OF NEW YORK, as Trustee



                           By:   /s/  Mary LaGumina
                               ---------------------------------------------
                                 Name:     Mary LaGumina
                                 Title:    Vice President